                                                                    Exhibit 10.6

                               EXTENSION OF LEASE


       THIS EXTENSION OF LEASE effective as of May __, 1997, between EQUITABLE VARIABLE LIFE INSURANCE COMPANY ("Landlord") and MERCURY COMPUTER SYSTEMS, INC. ("Tenant").

                                   BACKGROUND

       Landlord and Tenant are Landlord and Tenant, respectively, under a Lease dated July 24, 1992, from Landlord, as Landlord, to Tenant, as Tenant, of premises at 199 Riverneck Road, Chelmsford, Massachusetts (the "Lease"). The parties desire to extend the term of the Lease on the terms and conditions herein set forth.

                                   WITNESSETH

       NOW, THEREFORE, Landlord and Tenant hereby agree as follows:


       1. Landlord and Tenant agree that Tenant has exercised its option to extend the term of the Lease under Section 2.3 of the Lease. As so extended, the term of the Lease shall expire on September 31, 2002.

       2. The Annual Fixed Rental Rate for the period October 1, 1997, through September 31, 2002, shall be $672,728 per annum.

       3. Tenant shall have the option to extend the term of the Lease for the period October 1, 2002, through September 31, 2007, provided (a) no default in the obligations of Tenant under the Lease shall exist at the time such option is exercised and (b) Tenant shall give notice to Landlord of its exercise of such option on or before April 1, 2002. All of the terms and provisions of the Lease shall be applicable during such period except that (a) the Annual Fixed Rental Rate shall be the greater of (i) Market Rent (as defined in Section 4.2 of the Lease) as of October 1, 2002, or (ii) $672,728.00 per annum and (b) Tenant shall have no option to extend the term of the Lease beyond September 31, 2007.

       4. Except only as amended hereby, the Lease shall continue in full force and effect.

       WITNESS the execution hereof as an instrument under seal as of the date first above written.

                                    LANDLORD:

                                    EQUITABLE VARIABLE LIFE
                                    INSURANCE COMPANY


                                    By:
                                        ---------------------------------------
                                        Its


                                    TENANT:

                                    MERCURY COMPUTER SYSTEMS, INC.


                                    By:
                                        ---------------------------------------
                                        Its

                               AMENDMENT OF LEASE

       THIS AMENDMENT OF LEASE effective as of October __ , 1992, between EQUITABLE VARIABLE LIFE INSURANCE COMPANY ("Landlord") and MERCURY COMPUTER SYSTEMS, INC, ("Tenant").

                                   BACKGROUND

       Landlord and Tenant are the Landlord and Tenant, respectively, under the Lease dated July 24, 1992, of premises at 199 Riverneck Road, Chelmsford, Massachusetts (the "Lease"). The parties desire to fully and finally settle certain disputes as to the condition of the premises under the Lease and to amend the Lease in certain other respects, all as hereinafter set forth. Capitalized terms not defined herein shall have the meaning ascribed to them in the Lease.

                               W I T N E S S E T H

       NOW, THEREFORE, Landlord and Tenant hereby agree as follows:

       1. The following terms appearing in Section 1.1 of the Lease are hereby amended to read as follows:

              Rent Commencement Date:             January 1, 1993

              Term Expiration Date:               January 31, 1998

       2. The Annual Fixed Rental Rate for the Original Term and the definition of "Year" are hereby deleted from Section 1.1 of the Lease and the following substituted therefor:

              During Original Term:

              January 1993 through August 1993:         $24,490.71 per month

              September 1993:                           $27,181.57 per month

              October through December 1993:            $36,022.96 per month

              January 1994 through August 1995:         $35,043.33 per month

              September 1995:                           $35,510.25 per month

              October 1995 through August 1996:         $37,045.50 per month

              September 1996:                           $37,512.67 per month

              October 1996 through January 1998:        $39,047.67 per month



              [The Annual Fixed Rental Rate in effect for each month shall equal twelve (12) times the applicable monthly rate set forth above.]

       3. The Annual Fixed Rental Rate during the Extension Term shall not be amended hereby and shall be as set forth in Section 1.1 of the Lease.

       4. Landlord shall diligently complete the repairs listed on Exhibit A hereto.

       5. Tenant hereby confirms that it and its consultants have fully inspected the Premises, and, subject to Landlord's obligations set forth in
Section 4 hereof, Tenant hereby confirms that it has accepted the Premises in its "as is" condition as of the Term Commencement Date. Landlord and Tenant agree that this Amendment of Lease is intended to settle completely all disputes between Landlord and Tenant with respect to the condition of the Premises, and Tenant hereby waives and releases Landlord from all claims relating thereto, subject only to Section 4 hereof.

              WITNESS the execution hereof as an instrument under seal as of the date first above written.

                                       Tenant:

                                       MERCURY COMPUTER SYSTEMS, INC.


                                       By: /s/
                                          -------------------------------------
                                          Its President


                                       Landlord:

                                       EQUITABLE VARIABLE LIFE
                                       INSURANCE COMPANY


                                       By: /s/
                                          -------------------------------------
                                          Its

                              BUILDING DEFICIENCIES


19 lights out in parking lot. Also, 2 lens covers are broken (1 entrance, 1 at back).

Electrical room next to elevator room where the flood occurred - Ceiling must be replaced, fluorescent light fixture rehung, door refinished.

Water faucet on Dock 3 - handle is broken off, needs to be replaced.

Handicapped parking spaces are too narrow - need to be repainted.

Light in back of building on the ground is broken off of pipe and hanging on the ground.

Employee entrance by cafeteria (inside door) will not close and window is cracked.

Same problem on second floor - same entrance.

Same stairwell - lights are out.

Men's room, Phase 1, Floor 2 - Urinal 1 - water will not shut off; Urinal 2 does not work at all.

Same men's room - faucet in sink 3 leaks, rust stain in sink.

Same men's room - 8 ceiling tiles have water stains (no leaks found in ceiling).

Door to second floor from main lobby - won't close.

8 exit lights (fire exit signs) are out.

5 emergency lights (power out units mounted on walls) are out.

First floor, phase 1, men's room - wallpaper is torn and ripped - needs replacing.

At least 5 sprinklers in landscape irrigation system are not working - need replacing (Note: landlord will complete repairs to zone #5 in the Spring, 1993).

                                      LEASE

                               Dated July 24, 1992

                                      from

                    EQUITABLE VARIABLE LIFE INSURANCE COMPANY

                                    Landlord

                                       to

                         MERCURY COMPUTER SYSTEMS, INC,

                                     Tenant

                                 of Premises at

                               199 Riverneck-Road

                            Chelmsford, Massachusetts




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


                                Table of Contents

                                      LEASE

                                    SECTION I
                              REFERENCE INFORMATION


       Section 1.1. REFERENCE INFORMATION. Reference in this Lease to any of the following shall have the meaning set forth below:

       Date of this Lease:         July 24, 1992

       Premises:                   The building (the "Building") and the lot
                                   (the "Lot") shown on Exhibit A, situated at 199 Riverneck Road, Chelmsford,
                                   Massachusetts.

       Landlord:                   Equitable Variable Life Insurance Company

       Address of Landlord:        c/o Equitable Real Estate Investment
                                   Management, Inc.
                                   75 State Street
                                   Boston, Massachusetts 02109

       Tenant:                     Mercury Computer Systems, Inc., a
                                   Massachusetts corporation

       Address of Tenant:          Wannalancit Technology Center
                                   600 Suffolk Street
                                   Lowell, MA 01854-3608

       Term Commencement Date:     The date of this Lease

       Rent Commencement Date:     September 24, 1992

       Term Expiration Date:       September 31, 1997

       Extension Term:             One (1) period of five (5) years

       Building Square Footage:    Approximately 96,104 square feet

         Annual Fixed Rental Rate:

                  During original Term:   Year 1:            $282,133 per annum
                                          Years 2 and 3:      420,520 per annum
                                          Year 4:             444,546 per annum
                                          Year 5:             468,572 per annum

                  For the purpose of the above, a "Year" shall mean the one year period commencing on the Rent Commencement Date or an anniversary thereof, provided that Year 5 shall include the period from the end of Year 5 to the Term Expiration Date.

                  During Extension Term: The greater of (a) 90% of Market Rent (as defined in Section 4.2) as of the commencement of the Extension Term or (b) $576,624 per annum.

         Tenant's Proportionate Fraction:

                  Until the First Anniversary of the Rent
                  Commencement Date:                                    74.95%

                  Thereafter:                                             100%

         Permitted Uses:      Research and development, offices, and light
                              manufacturing.

         Commercial General Liability Insurance Limit:

         Bodily Injury and Property Damage:   Combined single limit of
                                              $3,000,000, or greater amount as
                                              reasonably required by Landlord
                                              from time to time.

         Brokers:                             The Leggat Company and Peter
                                              Elliot & Co., Incorporated


         Section 1.2. EXHIBITS. The following Exhibits are attached to and incorporated in this Lease:

                  Exhibit A:        Plan of Premises
                  Exhibit B:        Preliminary Space Plan

                                    SECTION 2
                                PREMISES AND TERM

         Section 2.1. PREMISES. Landlord hereby leases and demises the Premises to Tenant and Tenant hereby leases the Premises from Landlord, subject to any and all existing encumbrances and other matters of record and subject to the terms and provisions of this Lease.

         Section 2.2. TERM. TO HAVE AND TO HOLD for an original term beginning on the Term Commencement Date and continuing until the Term Expiration Date, unless sooner terminated as hereinafter provided.

         Section 2.3. OPTION TO EXTEND TERM. Tenant shall have the option to extend the term of this Lease for the Extension Term, provided (i) no default in the obligations of Tenant under this Lease shall exist at the time such option is exercised and (ii) Tenant shall give notice to Landlord of its exercise of such option not less than six (6) months prior to expiration of the original or then extended term, as the case may be. All of the terms and provisions of this Lease shall be applicable during the Extension Term except that (i) the Annual Fixed Rental Rate shall be as specified in Section 1.1 and (ii) Tenant shall have no option to extend the term of the Lease beyond the Extension Term.

                                   SECTION 3

                        CONDITION OF PREMISES; ALLOWANCES


         SECTION 3.1. CONDITION OF PREMISES. Tenant agrees to accept the Premises in its present "as is" condition. Landlord shall have no obligation to perform any work or construction, except that the building heating and air conditioning, electrical and plumbing systems shall be in good working order as of the Term Commencement Date. If Tenant shall desire to perform any other work or construction, the same shall be done only in accordance with this Lease. Landlord has approved the preliminary space plan attached as Exhibit B subject to the preparation of detailed plans and specifications for the construction contemplated thereby. Detailed plans and specifications for any work or construction to be performed by Tenant shall be subject to Landlord's approval to the extent provided in Section 10.4. Landlord shall promptly respond to any request by Tenant for approval of plans and specifications.

         SECTION 3.2. ALLOWANCES. Within thirty (30) days after the Rent Commencement Date, Landlord shall pay Tenant the sum of $50,000. Landlord shall also reimburse Tenant up to $10,000 for the cost of installing signs on the Building and on Riverneck Road, upon presentation of vendor invoices therefor.


                                    SECTION 4

                                   FIXED RENT

         SECTION 4.1. THE FIXED RENT. Tenant shall pay rent to Landlord at the Address of Landlord or at such other place or to such other person or entity as Landlord may by notice to Tenant from time to time direct, at the Annual Fixed Rental Rate set forth in Section 1, in equal installments equal to 1/12th of the Annual Fixed Rental Rate in advance on the first day of each calendar month included in the term, and for any portion of a calendar month at the beginning or end of the term, at that rate payable in advance for such portion.

         SECTION 4.2. MARKET RENT. "Market Rent" shall be computed as of the applicable date at the then current rentals being charged to new tenants for comparable space located in the vicinity of the Building, taking into account and giving effect to, in determining comparability, without limitation, such considerations as size, location and lease term.

         Landlord shall initially designate Market Rent and shall furnish data in support of such designation. If Tenant shall disagree with Landlord's designation of Market Rent, then Tenant shall have the right, by written notice given within twenty-one (21) days after Tenant has been notified of Landlord's designation, to submit such Market Rent to arbitration as follows. Market Rent shall be determined by arbitrators, one to be chosen by Tenant, one to be chosen by Landlord and a third to be selected, if necessary, as below provided. If within twenty (20) days after Tenant's notice, the parties agree upon a single arbitrator, Market Rent shall be determined by such arbitrator. Otherwise, the unanimous written decision of the two first chosen without the selection and participation of a third arbitrator, or otherwise the written decision of a majority of the three arbitrators chosen and selected as provided herein, shall be conclusive and binding upon Landlord and Tenant. Landlord and Tenant shall each notify the other of its chosen arbitrator within twenty-one (21) days following the call for arbitration and, unless such two arbitrators shall have reached a unanimous decision within thirty (30) days after their designation, then they shall so notify the then President of the Boston Bar Association and request him to select an impartial third arbitrator, who shall be another building owner, a real estate counselor or a broker dealing with like types of properties, to determine Market Rent as herein defined. Such third arbitrator and the first two chosen shall hear the parties and their evidence and render their decision within thirty (30) days following the conclusion of such hearing and notify Landlord and Tenant thereof. Landlord and Tenant shall bear the expense of the third arbitrator (if any) equally. If the dispute between the parties as to Market Rent has not been resolved before the commencement of Tenant's obligation to pay rent based upon Market Rent, then Tenant shall pay rent in respect of the Premises based upon the Market Rent designated by Landlord until either the agreement of the parties as to the Market Rent or the decision of the arbitrators, as the case may be, at which time Tenant shall pay any underpayment of rent to Landlord, or Landlord shall refund any overpayment of rent to Tenant.


                                    SECTION 5
                           REAL ESTATE AND OTHER TAXES

         SECTION 5.1. REAL ESTATE TAXES. As Additional Rent, Tenant shall pay to Landlord Tenant's Proportionate Fraction of all taxes, assessments (special, betterment or otherwise), levies, fees, water and sewer rents and charges, and all other government levies and charges, general and special, ordinary and extraordinary, foreseen and unforeseen, which are allocable to the term hereof and imposed or levied upon or assessed against the Lot or Building or any rent or other sums payable by any tenants or occupants thereof (collectively "taxes and assessments" or if singular "tax or assessment").

         If Landlord shall elect to pay betterment assessments over any period permitted by law, only the installments thereof (and interest thereon) becoming due during the term shall be treated as taxes and assessments hereunder.

         With respect to any period for which Tenant shall be obligated to pay all taxes and assessments, Tenant shall pay the same directly to the proper authority prior to any late charges, interest or penalties becoming payable thereon. Simultaneously with the payment of such taxes or assessments, Tenant shall provide Landlord with evidence of payment thereof.

         All payments shall be made by Tenant within 10 days after receipt of Landlord's invoice therefor.

         Nothing herein shall, however, require Tenant to pay any income taxes, excess profits taxes, excise taxes, franchise taxes, estate, succession, inheritance or transfer taxes, provided, however, that if at any time during the term the present system of ad valorem taxation of real property shall be changed so that in lieu of the whole or any part of the ad valorem tax on real property, or in lieu of increases therein, there shall be assessed on Landlord a capital levy or other tax on the gross rents received with respect to the Building or Lot or a federal, state, county, municipal, or other local income, franchise, excise or similar tax, assessment, levy or charge (distinct from any now in effect) measured by or based, in whole or in part, upon gross rents, then Tenant's Proportionate Fraction of any and all of such taxes, assessments, levies or charges, to the extent so measured or based ("Substitute Taxes"), shall be payable by Tenant, provided, however, Tenant's obligation with respect to the aforesaid Substitute Taxes shall be limited to the amount thereof as computed at the rates that would be payable if the Building and Lot were the only property of Landlord.

                                    SECTION 6
                                    INSURANCE

         SECTION 6.1. TENANT'S INSURANCE. Tenant shall, as Additional Rent, maintain throughout the Term the following insurance:

                  (a) Commercial general liability insurance for any injury to person or property occurring on the Premises, naming as insureds Tenant, Landlord and such persons, including, without limitation, Landlord's managing agent, as Landlord shall designate from time to time, in amounts which shall, at the beginning of the Term, be at least equal to the limits set forth in Section 1, and, from time to time during the term, shall be for such higher limits as are reasonably required by Landlord;

                  (b) Worker's compensation insurance with statutory limits covering all of Tenant's employees working at the Premises;

                  (c) All risk fire and casualty insurance on a replacement value, agreed amount basis, together with rental loss coverage and, if Landlord so elects, flood coverage to the extent the same is available, insuring the Building and its rental value, with such deductibles, if any, as Landlord shall specify from time to time; and

                  (d) Insurance against loss or damage from sprinklers and from leakage or explosions or cracking of boilers, pipes carrying steam or water, or both, pressure vessels or similar apparatus, in the so-called "broad form", in such amounts and with such deductibles as Landlord may consider appropriate, and insurance against such other hazards and in such amounts as may from time to time be required by any bank, insurance company or other lending institution holding a mortgage on the Building.

         The insurance provided pursuant to clauses (c) and (d) above shall name Landlord and Landlord's mortgagees as the insureds in such manner as Landlord shall specify and such insurance shall be adjusted solely by Landlord and Landlord's mortgagees and Tenant shall have no right to the proceeds of such insurance or to participate in the adjustment thereof, and all policies shall so provide.

         SECTION 6.2. REQUIREMENTS APPLICABLE TO INSURANCE POLICIES. All policies for insurance required under the provisions of Section 6.1 shall be acceptable to Landlord and obtained from responsible companies qualified to do business in the Commonwealth of Massachusetts and in good standing therein, which companies and the amount of insurance allocated thereto shall be subject to Landlord's approval, Tenant agrees to furnish Landlord with insurance company certificates of all such insurance and copies of the policies therefor prior to the earlier of the time it shall first enter the Premises or the beginning of the Term hereof and of each renewal policy at least thirty (30) days prior to the expiration of the policy it renews, together with evidence of the payment of all premiums therefor. Each such policy shall be noncancellable with respect to the interest of Landlord and such mortgagees without at least thirty (30) days' prior written notice thereto.

         SECTION 6.3. WAIVER OF SUBROGATION. All insurance which is carried by either party with respect to the Premises or to furniture, furnishings, fixtures or equipment therein or alterations or improvements thereto, whether or not required, shall include provisions which either designate the other party as one of the insured or deny to the insurer acquisition by subrogation of rights of recovery against the other party to the extent such rights have been waived by the insured party prior to occurrence of loss or injury, insofar as, and to the extent that such provisions may be effective without making it impossible to obtain insurance coverage from responsible companies qualified to do business in the Commonwealth of

Massachusetts (even though extra premium may result therefrom) and without voiding the insurance coverage in force between the insurer and the insured party. On reasonable request, each party shall be entitled to have duplicates or certificates of policies containing such provisions. Each party hereby waives all rights of recovery against the other for loss or injury against which the waiving party is protected by insurance containing said provisions, reserving, however, any rights with respect to any excess of loss or injury over the amount recovered by such insurance.

                                    SECTION 7
                         UTILITIES; MAINTENANCE EXPENSES

         SECTION 7.1. UTILITIES. Tenant shall pay all charges for water, sewer, gas, electricity and other utilities or services used or consumed in the Building, whether called charge, tax, assessment, fee or otherwise, including, without limitation, water and sewer use charges and taxes, if any, such charges to be paid within ten (10) days of receipt of Landlord's invoice therefor, Landlord shall not be liable for any interruption or failure in the supply of any such utilities to the Premises.

         SECTION 7.2. MAINTENANCE EXPENSES. Tenant shall pay to Landlord Tenant's Proportionate Fraction of Landlord's costs and expenses incurred under
Section 9 and in maintaining the heating, ventilating and air conditioning contract pursuant to Section 10.2, including a reasonable management fee payable to Landlord. Notwithstanding the preceding sentence, Tenant shall have no obligation to pay any of Landlord's costs incurred for replacement of any component of the roof, foundation, structural supports of the Building, the Building plumbing, electrical, heating and air conditioning or other Building mechanical systems, lawn sprinklers or parking lot and driveway paving which is capitalizable under generally accepted accounting principles.

                                    SECTION 8

                             Intentionally Deleted.


                                    SECTION 9
                              LANDLORD'S COVENANTS

         SECTION 9.1. BUILDING MAINTENANCE. Subject to Sections 10 and 11, Landlord shall maintain and repair the exterior walls (exclusive of glass and doors and exclusive of the interior surfaces of the exterior walls, all of which Tenant shall maintain and repair), roof, foundation, structural supports of the Building, make all replacements to the roof, foundation, structural supports of the Building, the Building plumbing, electrical, heating and air conditioning system and other Building mechanical systems, lawn sprinklers and parking lot and driveway paving which are capitalizable under generally accepted accounting principles and, to the extent that Landlord shall elect from time to time by notice to Tenant, Landlord will maintain all other portions of the Building heating and air conditioning system and the plumbing, electrical and mechanical systems.

                                   SECTION 10
                               TENANT'S COVENANTS

         SECTION 10.1. USE. Tenant shall use the Premises only for the Permitted Uses and shall from time to time procure all licenses and permits necessary therefor at Tenant's sole expense.

         SECTION 10.2. REPAIR AND MAINTENANCE. Except as otherwise provided in Sections 9 and 11, Tenant shall keep the Premises, including all plumbing, electrical, heating, air conditioning and other systems therein, in first class order, condition and repair and in at least as good order, condition and repair as they are in on the Commencement Date or may be put in during the term, reasonable use and wear only excepted, and shall maintain and repair all landscaped, paved and other areas on the Lot outside of the Building and shall clean and provide snow plowing for the same, all to the standards of a first class building. Tenant shall make all repairs and replacements and do all other work necessary for the foregoing purposes whether the same may be ordinary or extraordinary, foreseen or unforeseen. Without limiting the foregoing, Tenant, at its expense, shall maintain in effect at all times a heating, ventilating and air conditioning service contract in form and with a contractor satisfactory to Landlord. Tenant shall also provide to Landlord a written program reasonably acceptable to Landlord for the maintenance and repair of all portions of the Premises which Tenant is required to maintain and repair, including, without limitation, the parking lot and landscaping and all portions of the Building which Tenant is required to maintain and repair, and Tenant shall make such modifications to such program as Landlord shall reasonably require from time to time consistent with the provisions of this Lease. Such maintenance and repair program shall be consistent with maintenance and repair programs for similar first class suburban research and development properties. Tenant shall comply with such approved maintenance and repair program in all respects and in a timely manner.

         Tenant shall keep in a safe, secure and sanitary condition all trash and rubbish temporarily stored at the Premises and shall arrange for and be responsible for all of the costs of trash and rubbish removal service in connection with Tenant's use of the Premises.

         SECTION 10.3. COMPLIANCE WITH LAW AND INSURANCE REQUIREMENTS. Tenant shall make all repairs, alterations, additions or replacements to the Premises required by any law or ordinance or any order or regulation of any public authority arising from Tenant's use of the Premises and shall keep the Premises equipped with all safety appliances so required. Tenant shall not dump, flush, or in any way introduce any hazardous substances or any other toxic substances into the septic, sewage or other waste disposal system serving the Premises, or generate, store or dispose of hazardous substances in or on the Premises or dispose of hazardous substances from the Premises to any other location without the prior written consent of Landlord and then only in compliance with the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. ss.6901 et seq., the Massachusetts Hazardous Waste Management

Act, M.G.L. c.21C, as amended, the Massachusetts Oil and Hazardous Material Release Prevention and Response Act, M.G,L, c.21E, as amended, and all other applicable codes, regulations, ordinances and laws. Tenant shall notify Landlord of any incident which would require the filing of a notice under Chapter 232 of the Acts of 1982 and shall comply with the orders and regulations of all governmental authorities with respect to zoning, building, fire, health and other codes, regulations, ordinances or laws applicable to the Premises, "Hazardous substances" as used in this Section shall mean "hazardous substances" as defined in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, 42 U.S.C. ss.9601 and regulations adopted pursuant to said Act. Landlord represents to the best of Landlord's knowledge that, as of the date hereof, (i) the Premises are not in violation of any of the environmental laws, rules or regulations listed in this paragraph and (ii) hazardous substances have not been released, discharged or disposed of on the Premises.

         Landlord may, if it so elects, make any of the repairs, alterations, additions or replacements referred to in this Section which affect the Building structure or the Building systems, and Tenant shall reimburse Landlord for the cost thereof on demand.

         Tenant will provide Landlord, from time to time upon Landlord's request, with all records and information regarding any hazardous substance maintained on the Premises by Tenant.

         Landlord shall have the right, at Tenant's expense, to make such inspections as Landlord shall reasonably elect from time to time to determine if Tenant is complying with this Section, provided that, except in the case of emergency, Landlord shall only perform such inspections (i) upon reasonable prior notice to Tenant and (ii) during Tenant's normal business hours.

         Tenant shall comply promptly with the recommendations of any insurer, foreseen or unforeseen, ordinary as well as extraordinary, which may be applicable to the Premises, by reason of Tenant's use thereof. In no event shall any activity be conducted by Tenant on the Premises which may give rise to any cancellation of any insurance policy or make any insurance unobtainable.

         SECTION 10.4. TENANT'S WORK. Tenant shall not make any installations, alterations, additions or improvements in or to the Premises, including, without limitation, any aperture in the walls, partitions, ceilings or floors, without on each occasion obtaining the prior written consent of Landlord, provided that
(a) Landlord consent to non-structural installations, alterations, additions or improvements, including, without limitation, construction or relocation of partitions and installation of computer cabling, which do not affect the plumbing, electrical, heating, ventilating, air-conditioning or other Building systems shall not be unreasonably withheld or delayed and (b) Landlord's consent shall not be required for the construction or relocation of partitions which do not extend into the dropped ceiling. Any such work so approved by Landlord shall be performed only in accordance with plans and specifications therefor approved by Landlord. Tenant shall procure at Tenant's sole expense all necessary permits and licenses before undertaking any work on the Premises and shall perform all such work in a good and workmanlike manner employing materials of good quality and so as to conform with all applicable zoning, building, fire, health and other codes, regulations, ordinances and laws and with all applicable insurance requirements. If requested by Landlord, Tenant shall furnish to Landlord prior to the commencement of any work costing more than $50,000 to complete a bond or other security acceptable to Landlord assuring that any work by Tenant will be completed in accordance with the approved plans and specifications. Tenant shall keep the Premises at all times free of liens for labor and materials, and Tenant shall promptly bond off any liens made against the Premises. Tenant shall employ for such work only contractors approved by Landlord and shall require all contractors employed by Tenant to carry worker's compensation insurance in accordance with statutory requirements and comprehensive public liability insurance covering such contractors on or about the Premises in amounts that at least equal the limits set forth in Section 1 and to submit certificates evidencing such coverage to Landlord prior to the commencement of such work. Tenant shall save Landlord harmless and indemnified from all injury, loss, claims or damage to any person or property occasioned by or growing out of such work. Landlord may inspect the work of Tenant at reasonable times and give notice of observed defects.

         SECTION 10.5. INDEMNITY. Tenant shall defend, with counsel approved by Landlord, all actions against Landlord, any partner, trustee, stockholder, officer, director, employee or beneficiary of Landlord, holders of mortgages secured by the Building and any other party having an interest in the Premises ("Indemnified Parties") with respect to, and shall pay, protect, indemnify and save harmless, to the extent permitted by law, all Indemnified Parties from and against, any and all liabilities, losses, damages, costs, expenses (including reasonable attorneys' fees and expenses), causes of action, suits, claims, demands or judgments of any nature arising from (a) injury to or death of any person, or damage to or loss of property, occurring in the Premises or connected with the use, condition or occupancy of any thereof unless caused by the negligence of Landlord or its servants or agents, (b) violation of this Lease by Tenant, or (c) any act, fault, omission, or other misconduct of Tenant or its agents, contractors, licensees, sublessees or invitees.

         SECTION 10.6. LANDLORD'S RIGHT TO ENTER. Tenant shall permit Landlord and its agents to enter into the Premises (i) in the case of emergency, at any time, without notice to Tenant, and (ii) at all other times during normal business hours and upon reasonable notice to Tenant, to examine the Premises, make such repairs and replacements as Landlord may be required to make under this Lease or may elect, without however, any obligation to do so, and show the Premises to prospective purchasers and lenders, and, during the last year of the term, to show the Premises to prospective tenants and to keep affixed in suitable places notices of availability of the Premises.

         SECTION 10.7. PERSONAL PROPERTY AT TENANT'S RISK. All furnishings, fixtures, equipment, effects and property of every kind of Tenant and of all persons claiming by, through or under Tenant which may be on the Premises, shall be at the sole risk and hazard of Tenant and if the whole or any part thereof shall destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft or from any other cause, no part of said loss or damage shall be charged to or to be borne by Landlord, except that Landlord shall in no event be indemnified or held harmless or exonerated from any liability to Tenant for any injury, loss, damage or liability not covered by Tenant's insurance to the extent prohibited by law. Tenant shall insure Tenant's personal property.

         SECTION 10.8. PAYMENT OF LANDLORD'S COST OF ENFORCEMENT. Tenant shall pay, on demand, Landlord's expenses, including reasonable attorney's fees, incurred in enforcing any obligation of Tenant under this Lease or in curing any default by Tenant under this Lease as provided in Section 12.4.

         SECTION 10.9. YIELD UP. At the expiration of the term or earlier termination of this Lease, Tenant shall surrender all keys to the Premises, remove all of its trade fixtures and personal property in the Premises, repair all damage caused by such removal and yield up the Premises (including all installations and improvements made by Tenant except for trade fixtures and such installations or improvements made by Tenant as Landlord shall request Tenant to remove) broom-clean and in the same first class order and repair in which Tenant is obliged to keep and maintain the Premises under this Lease, reasonable wear and tear excepted. Any property not so removed shall be deemed abandoned and may be removed and disposed of by Landlord in such manner as Landlord shall determine and Tenant shall pay Landlord the entire cost and expense incurred by it in effecting such removal and disposition and in making any incidental repairs and replacements to the Premises and for use and occupancy during the period after the expiration of the term and prior to Tenant's performance of its obligations under this Section 10.9.

         SECTION 10.10 ESTOPPEL CERTIFICATE. Upon not less than ten (10) business days' prior notice by Landlord, Tenant shall execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect and that, except as stated therein, Tenant has no knowledge of any defenses, offsets or counterclaims against its obligations to pay the Fixed Rental and Additional Rent and any other charges and to perform its other covenants under this Lease (or, if there have been any modifications that the same is in full force and effect as modified and stating the modifications and, if there are any defenses, offsets or counterclaims, setting them forth in reasonable detail), the dates to which the Fixed Rental and Additional Rent and other charges have been paid and a statement that Landlord is not in default hereunder (or if in default, the nature of such default, in reasonable detail). Any such statement delivered pursuant to this
Section 10.10 may be relied upon by any prospective purchaser or mortgagee of the Building.

         Upon not less than ten (10) business days' prior notice by Tenant, Landlord shall execute, acknowledge and deliver to Tenant a statement in writing certifying that this Lease is unmodified and in full force and effect and that Landlord has no knowledge of any default by Tenant under this Lease (or, if there have been any modifications, that the same is in full force and effect as modified and stating the modifications and, if to Landlord's knowledge there are any defaults, setting them forth in reasonable detail). Any such statement delivered pursuant to this Section 10.10 may be relied upon by any respective subtenant or assignee of Tenant.

         SECTION 10.11. LANDLORD'S EXPENSES RE CONSENTS. Tenant shall reimburse Landlord promptly on demand for all reasonable legal and other expenses incurred by Landlord in connection with all requests by Tenant for consent or approval hereunder.

         SECTION 10.12. RULES AND REGULATIONS. Tenant shall comply with such reasonable Rules and Regulations as may be adopted from time to time by Landlord to provide for the beneficial operation of the Lot and Building.

         SECTION 10.13 HOLDING OVER. Tenant shall vacate the Premises immediately upon the expiration or sooner termination of this Lease. If Tenant retains possession of the Premises or any part thereof after the termination of the term without Landlord's express consent, Tenant shall pay Landlord rent at double the monthly rate specified in Section 1 for the time Tenant thus remains in possession and, in addition thereto, shall pay Landlord for all damages, consequential as well as direct, sustained by reason of Tenant's retention of possession. The provisions of this Section do not exclude Landlord's rights of re-entry or any other right hereunder, including without limitation, the right to refuse double the monthly rent and instead to remove Tenant through summary proceedings for holding over beyond the expiration of the term of this Lease.

         SECTION 10.14 ASSIGNMENT AND SUBLETTING. Tenant shall not assign, transfer, mortgage or pledge this Lease or grant a security interest in Tenant's rights hereunder or sublease (which term shall be deemed to include the granting of concessions and licenses and the like) all or any part of the Premises or suffer or permit this Lease or the leasehold estate hereby created or any other rights arising under this Lease to be assigned, transferred or encumbered, in whole or in part, whether voluntarily, involuntarily or by operation of law, or permit the occupancy of the Premises by anyone other than Tenant without prior written approval thereof from Landlord, provided, however, that Landlord shall not unreasonably withhold its consent to a request by Tenant to sublet all or portions of the Premises or to an assignment to an entity having a net worth, at the time of such request for Landlord's approval of such assignment, at least equal to-that of Tenant's net worth as of the date of this Lease. In connection with any request by Tenant for such approval to assignment or subletting, Tenant shall submit to Landlord in writing (i) the name of the proposed assignee or subtenant, (ii) such information as to its reputation, financial responsibility and standing as Landlord may reasonably require, including, without limitation, business references and references from prior landlords, and (iii) all of the terms and provisions upon which the proposed assignment or subletting is to be made.

         No assignment, transfer, mortgage, grant of security interest, sublease or other encumbrance, whether or not approved, and no indulgence granted by Landlord to any assignee or sublessee, shall in any way impair the continuing primary liability (which after an assignment shall be joint and several with the assignee) of Tenant hereunder, and no approval in a particular instance shall be deemed to be a waiver of the obligation to obtain Landlord's approval in any other case.

         Landlord shall not be deemed to be unreasonable in withholding approval to an assignment, or sublease of all or any portion of the Premises if, without limitation, any ascertained debt of Tenant to Landlord is unpaid, any default by Tenant exists hereunder or under any other agreement between Landlord and Tenant.

         If for any assignment or sublease Tenant shall receive rent or other consideration, either initially or over the term of the assignment or sublease, in excess of the rent called for hereunder (or in the case of the sublease of part, in excess of such rent allocable to the part) after appropriate adjustments to assure that all other payments called for hereunder are taken into account, Tenant shall pay to Landlord, as Additional Rent, 90% of such excess of such payment of rent or other consideration received by Tenant, promptly after its receipt.

         SECTION 10.15 OVERLOADING AND NUISANCE. Tenant shall not injure, overload, deface or otherwise harm the Premises, commit any nuisance, permit the emission of any objectionable noise, vibration or odor, make, allow or suffer any waste or make any use of the Premises which is improper, offensive or contrary to any law or ordinance or which will invalidate any of Landlord's insurance.

                                   SECTION 11
                               CASUALTY OR TAKING

         SECTION 11.1 TERMINATION. In the event that greater than twenty-five
(25) percent of the Building or the Lot shall be taken by any public authority or for any public use or destroyed by the action of any public authority (a "Taking") then this Lease may be terminated by either Landlord or Tenant effective on the effective date of the Taking provided that such election, which may be made notwithstanding the fact that Landlord's entire interest may have been divested, shall be made by the giving of notice by Landlord or Tenant to the other within thirty (30) days after Landlord or Tenant, as the case may be, shall receive notice of the Taking. In the event that the Premises shall be destroyed or damaged by fire or casualty (a "Casualty") and if Landlord's architect, engineer or contractor shall determine that it will require in excess of 150 days from the date of the Casualty to restore the Premises, this Lease may be terminated by either Landlord or Tenant by notice to the other within thirty days after the casualty.

         SECTION 11.2 RESTORATION. In the event of a Taking or a Casualty, if neither Landlord nor Tenant exercises the election to terminate provided in
Section 11.1, this Lease shall continue in force and a just proportion of the Fixed Rent and other charges hereunder, according to the nature and extent of the damages sustained by the Premises, shall be abated until the Premises, or what may remain thereof, shall be put by Landlord in proper condition for use subject to zoning and building laws or ordinances then in existence, which, unless Landlord or Tenant has exercised its option to terminate pursuant to
Section 11.1, Landlord
covenants to do with reasonable diligence at Landlord's expense. Landlord's obligations with respect to restoration shall not require Landlord to expend more than the net proceeds of insurance recovered or damages awarded for such Casualty or Taking and made available for restoration by Landlord's mortgagees. "Net proceeds of insurance recovered or damages awarded" refers to the gross amount of such insurance or damages less the reasonable expenses of Landlord in connection with the collection of the same, including without limitation, fees and expenses for legal and appraisal services.

         SECTION 11.3 AWARD. Irrespective of the form in which recovery may be had by law, all rights to damages or compensation, except for awards attributable to Tenant's personal property (which Tenant shall have the right to institute a separate claim for), shall belong to Landlord in all cases. Tenant hereby grants to Landlord all of Tenant's rights to such damages and compensation and covenants to deliver such further assignments thereof as Landlord may from time to time request.

                                   SECTION 12
                                     DEFAULT

         SECTION 12.1   EVENTS OF DEFAULT. If:

                  (a) Tenant shall default in the performance of any of its obligations to pay the Fixed Rental, Additional Rent or any other sum payable hereunder and if such default shall continue for seven (7) days after notice from Landlord designating such default;

                  (b) if within thirty (30) days after notice from Landlord to Tenant specifying any other default or defaults Tenant has not commenced diligently to correct the default or defaults so specified or has not thereafter diligently pursued such correction to completion;

                  (c) if any assignment for the benefit of creditors shall be made by Tenant;

                  (d) if Tenant's leasehold interest shall be taken on execution or other process of law in any action against Tenant;

                  (e) if a lien or other involuntary encumbrance is filed against Tenant's leasehold interest, and is not discharged within thirty (30) days thereafter;

                  (f) if a petition is filed by Tenant for liquidation, or for reorganization or an arrangement or any other relief under any provision of the Bankruptcy Code as then in force and effect; or

                  (g) if an involuntary petition under any of the provisions of said Bankruptcy Code is filed against Tenant and such involuntary petition is not dismissed within sixty (60) days thereafter, then, and in any of such cases, Landlord and the agents and servants of Landlord lawfully may, in addition to and not in derogation of any remedies for any preceding breach of covenant, immediately or at any time thereafter and without demand or notice and with or without process of law (forcibly, if necessary) enter into and upon the Premises or any part thereof in the name of the whole, or mail a notice of termination addressed to Tenant, and repossess the same as of Landlord's former estate and expel Tenant and those claiming through or under Tenant and remove its and their effects without being deemed guilty of any manner of trespass and without prejudice to any remedies which might otherwise be used for arrears of rent or prior breach of covenant, and upon such entry or mailing as aforesaid this Lease shall terminate, Tenant hereby waiving all statutory rights (including, without limitation, rights of redemption, if any) to the extent such rights may be lawfully waived. Landlord, without notice to Tenant, may store Tenant's effects, and those of any person claiming through or under Tenant at the expense and risk of Tenant, and, if Landlord so elects, may sell such effects at public auction or private sale and apply the net proceeds to the payment of all sums due to Landlord from Tenant, if any, and pay over the balance, if any, to Tenant.

         SECTION 12.2 REMEDIES. In the event that this Lease is terminated under any of the provisions contained in Section 12.1(i) Landlord shall use reasonable efforts to relet the Premises, and (ii) Tenant shall pay forthwith to Landlord, as compensation, the excess of the total rent reserved for the residue of the Term over the fair market rental value of the Premises for the residue of the term, such excess to be discounted to present value at 10% per annum. In calculating the rent reserved there shall be included, in addition to the Fixed Rental and Additional Rent, the value of all other considerations agreed to be paid or performed by Tenant during the residue. As additional and cumulative obligations after any such termination, Tenant shall also pay punctually to Landlord all the sums and shall perform all the obligations which Tenant covenants in this Lease to pay and to perform in the same manner and to the same extent and at the same time as if this Lease had not been terminated. In calculating the amounts to be paid by Tenant pursuant to the preceding sentence, Tenant shall be credited with any amount paid to Landlord pursuant to the first sentence of this Section 12.2 and also with the net proceeds of any rent obtained by Landlord by reletting the Premises, after deducting all Landlord's reasonable expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, fees for legal services and expenses of preparing the Premises for such reletting, it being agreed by Tenant that Landlord may (i) relet the Premises or any part or parts thereof for a term or terms which may at Landlord's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the term hereof and may grant such concessions and free rent as Landlord in its reasonable judgment considers advisable or necessary to relet the same and (ii) make such alterations, repairs and decorations in the Premises as Landlord in its reasonable judgment considers advisable or necessary to relet the same, and no action of Landlord in accordance with the foregoing or failure to relet or to collect rent under reletting shall operate or be construed to release or reduce Tenant's liability as aforesaid.

         SECTION 12.3 REMEDIES CUMULATIVE. Except as otherwise expressly provided herein, any and all rights and remedies which Landlord may have under this Lease and at law and equity shall be cumulative and shall not be deemed inconsistent with each other, and any two or more of all such rights and remedies may be exercised at the same time to the greatest extent permitted by law.

         SECTION 12.4 LANDLORD'S RIGHT TO CURE DEFAULTS. At any time following ten (10) days' prior notice to Tenant (except in cases of emergency when no notice shall be required), Landlord may (but shall not be obligated to) cure any default by Tenant under this Lease, and whenever Landlord so elects, all costs and expenses incurred by Landlord, including reasonable attorneys' fees, in curing a default shall be paid by Tenant to Landlord as Additional Rent on demand, together with interest thereon at the rate provided in Section 12.7 from the date of payment by Landlord to the date of payment by Tenant.

         SECTION 12.5 EFFECT OF WAIVERS OF DEFAULT. Any consent or permission by Landlord to any act or omission which otherwise would be a breach of any covenant or condition herein, or any waiver by Landlord of the breach of any covenant or condition herein, shall not in any way be held or construed (unless expressly so declared) to operate so as to impair the continuing obligation of any covenant or condition herein, or otherwise operate to permit the same or similar acts or omissions except as to the specific instance. The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed to have been a waiver of such breach by Landlord or of any of Landlord's remedies on account thereof, including its right of termination for such default.

         SECTION 12.6 NO ACCORD AND SATISFACTION. No acceptance by Landlord of a lesser sum than the Fixed Rental, Additional Rent or any other charge then due shall be deemed to be other than on account of the earliest installment of such rent or charge due, unless Landlord elects by notice to Tenant to credit such sum against the most recent installment due. Any endorsement or statement on any check or any letter accompanying any check or payment as rent or other charge shall not be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy under this Lease or otherwise.

         SECTION 12.7 INTEREST ON OVERDUE SUMS. If Tenant fails to pay Fixed Rental, Additional Rent or any other sum payable by Tenant to Landlord by the due date thereof (i,e,, the due date disregarding any requirement of notice from Landlord or any period of grace allowed to Tenant), the amount so unpaid shall bear interest at a variable rate (the

"Delinquency Rate") equal to three percent (3%) in excess of the base rate (prime rate) of The First National Bank of Boston from time to time in effect commencing with the due date and continuing through the day on which payment of such delinquent payment with interest thereon is paid. If such rate is in excess of any maximum interest rate permissible under applicable law, the Delinquency Rate shall be the maximum interest rate permissible under applicable law.

                                   SECTION 13
                                    MORTGAGES

         SECTION 13.1 RIGHTS OF MORTGAGE HOLDERS. No Fixed Rental, Additional Rent or any other charge shall be paid more than ten (10) days prior to the due date thereof and payments made in violation of this provision shall (except to the extent that such payments are actually received by a mortgagee in possession or in the process of foreclosing its mortgage) be a nullity as against such mortgagee and Tenant shall be liable for the amount of such payments to such mortgagee.

         In the event of any act or omission by Landlord which would give Tenant the right to terminate this Lease or to claim a partial or total eviction, Tenant shall not exercise any such right (a) until it shall have given notice, in the manner provided in Section 14.1, of such act or omission to the holder of any mortgage encumbering the Premises whose name and address shall have been furnished to Tenant in writing, at the last address so furnished, and (b) until a reasonable period of time for remedying such act or omission shall have elapsed following the giving of such notice, provided that following the giving of such notice, Landlord or such holder shall, with reasonable diligence, have commenced and continued to remedy such act or omission or to cause the same to be rendered.

         In the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under, any mortgage now or hereafter encumbering the Premises, Tenant shall attorn to the purchaser upon such foreclosure or sale or upon any grant of a deed in lieu of foreclosure and recognize such purchaser as Landlord under this Lease.

         SECTION 13.2 SUPERIORITY OF LEASE; OPTION TO SUBORDINATE. Unless Landlord exercises the option set forth below in this Section 13.2, this Lease shall be superior to and shall not be subordinate to any mortgage on the Premises. Landlord shall have the option to subordinate this Lease to any mortgage of the Premises provided that the holder of record thereof enters into an agreement with Tenant, in such form as is reasonably satisfactory to Tenant, by the terms of which such holder will agree to (a) recognize the rights of Tenant under this Lease, (b) perform Landlord's obligations hereunder arising after the date of such holder's acquisition of title and (c) accept Tenant as tenant of the Premises under the terms and conditions of this Lease in the event of acquisition of title by such holder through foreclosure proceedings or otherwise and Tenant will agree to recognize the holder of such mortgage as Landlord in such event, which agreement shall be made expressly to bind and inure to the benefit of the successors and assigns of Tenant and of the holder and upon anyone purchasing the Premises at any foreclosure sale. Tenant agrees to execute and deliver any appropriate instruments necessary to carry out the agreements contained in this
Section 13.2.

                                   SECTION 14
                            MISCELLANEOUS PROVISIONS

         SECTION 14.1 NOTICES FROM ONE PARTY TO THE OTHER. All notices required or permitted hereunder shall be in writing and addressed, if to Tenant, at the Original Address of Tenant or such other address as Tenant shall have last designated by notice in writing to Landlord and, if to Landlord, at the original Address of Landlord or such other address as Landlord shall have last designated by notice in writing to Tenant. Any notice shall be deemed duly given when delivered or tendered for delivery (via certified mail, return receipt requested or via a nationally recognized overnight courier service) at such address.

         SECTION 14.6 QUIET ENJOYMENT. Landlord agrees that upon Tenant's paying the rent and performing and observing the terms, covenants, conditions and provisions on its part to be performed and observed, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises during the term without any manner of hindrance or molestation from Landlord or anyone claiming under Landlord, subject, however, to the terms of this Lease.

         SECTION 14.3 LEASE NOT TO BE RECORDED; NOTICE OF LEASE. Tenant agrees that it will not record this Lease. If the Term of this Lease, including options, exceeds seven years, Landlord and Tenant agree that, on the request of either, they will enter and record a notice of lease in form reasonably acceptable to Landlord.

         SECTION 14.4 BIND AND INURE: LIMITATION OF LANDLORD'S LIABILITY. The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No owner of the Premises shall be liable under this Lease except for breaches of Landlord's obligations occurring while owner of the Premises. The obligations of Landlord shall be binding upon the assets of Landlord which comprise the Premises but not upon other assets of Landlord, No individual partner, trustee, stockholder, officer, director, employee or beneficiary of Landlord shall be personally liable under this Lease and Tenant shall look solely to Landlord's interest in the Premises in pursuit of its remedies upon an event of default hereunder, and the general assets of Landlord and its partners, trustees, stockholders, officers, employees or beneficiaries of Landlord shall not be subject to levy, execution or other enforcement procedure for the satisfaction of the remedies of Tenant.

         SECTION 14.5 ACTS OF GOD. In any case where either party hereto is required to do any act, delays caused by or resulting from acts of God, war, civil commotion, fire, flood or other casualty, labor difficulties, shortages of labor, materials or equipment, government regulations, unusually severe weather, or other causes beyond such party's reasonable control shall not be counted in determining the time during which work shall be completed, whether such time be designated by a fixed date, a fixed time or a "reasonable time", and such time shall be deemed to be extended by the period of such delay.

         SECTION 14.6 LANDLORD'S DEFAULT. Landlord shall not be deemed to be in default in the performance of any of its obligations hereunder unless it shall fail to perform such obligations and unless within thirty (30) days after notice from Tenant to Landlord specifying such default Landlord has not commenced diligently to correct the default so specified or has not thereafter diligently pursued such correction to completion. Tenant shall have no right, for any default by Landlord, to offset or counterclaim against any rent due hereunder.

         SECTION 14.7 BROKERAGE. Each party (i) warrants and represents to the other party that it has had no dealings with any broker or agent in connection with this Lease other than the Broker(s) set forth in Section 1 and (ii) covenants to defend with counsel reasonably approved by the non-breaching party, hold harmless and indemnify the non-breaching party from and against any claim, loss, damage, cost or liability for any brokerage commission or fee which may be asserted against the non-breaching party as a result of the breaching party's breach of the warranty set forth in this sentence.

         SECTION 14.8 MISCELLANEOUS. This Lease shall be governed by and construed in accordance with the laws of the commonwealth of Massachusetts. There are no prior oral or written agreements between Landlord and Tenant affecting this Lease.

         SECTION 14.9 RIGHT OF OFFER. Landlord shall not offer the Building for sale without first complying with the provisions of this Section. The following provisions shall not apply to any sale or transfer of the Building to any affiliate of Landlord or to any partner of Landlord or any affiliate of such partner or if Landlord shall desire to offer the Building for sale as part of a package which includes one or more other properties. For the purpose of the preceding sentence, an affiliate shall mean an entity which, directly or indirectly, controls, is controlled by, or is under control with, a party. Prior to offering the Building for sale, Landlord shall give Tenant notice of Landlord's desire to sell the Building, stating a price and the other terms and conditions on which Landlord desires to sell ("Landlord"s Initial Offer"), Landlord's notice shall include a date and time for the closing of such purchase and sale. If during the thirty (30) day period following Landlord's notice, Tenant shall give notice to Landlord that Tenant desires to purchase the Building, Landlord shall sell and Tenant shall purchase the Building at the price and upon the other terms and conditions set forth in Landlord's notice. If Tenant shall not exercise its right to purchase set forth in the preceding sentence or if Tenant shall exercise such right but shall fail to complete such purchase pursuant to such terms and conditions after it shall have exercised such right, Landlord shall be free thereafter to sell the Building to any party at any price and on any terms and conditions, without again complying with the provisions of this section, provided, however, that if Landlord is willing to accept a price (the "Reduced Price") for the Building that is 90% or less than the price set forth in Landlord's Initial Offer, Landlord shall reoffer (the "Reduced offer") the Building to Tenant at the Reduced Price and on the other terms and conditions upon which

Landlord is willing to sell the Building, whereupon Tenant shall have five (5) business days to accept the Reduced Offer.

         WITNESS the execution hereof under seal as of the day and year first above written.


                                            TENANT:

                                            MERCURY COMPUTER SYSTEMS, INC.


                                            By: /s/
                                               --------------------------------
                                               Its:

                                            LANDLORD:

                                            EQUITABLE VARIABLE LIFE
                                            INSURANCE COMPANY

                                            By: /s/
                                               --------------------------------
                                               Its:



                                    EXHIBIT B
                             PRELIMINARY SPACE PLAN

Plans Chelmf-1 and Chelmf-2 dated 7/22/92 prepared by Susan Tosi






Note: Approval of preliminary space plan is subject to review by Landlord's structural and HVAC engineers.